Exhibit C

Letter of Transmittal

Regarding Shares in

Jefferies Credit Partners BDC Inc.

Tendered Pursuant to the Offer to Purchase

Dated October 1, 2024

This Letter of Transmittal must be received by Equiniti Trust Company, LLC (the “Transfer Agent”), on behalf of Jefferies Credit Partners BDC Inc. by October 29, 2024. The Offer and Withdrawal Rights will expire at 5:00 P.M., Eastern Time, on October 29, 2024, unless the Offer is extended. Complete this Letter of Transmittal and deliver to the Transfer Agent.

As described in the Company’s Registration Statement on Form 10, no commission will be payable to the Fund in connection with the Offer, however, Shares tendered within 12 months of the original issue date of such Shares will be subject to a fee of 2.00% of the net asset value of the Shares repurchased by the Fund (“Early Repurchase Deduction”). The Early Repurchase Deduction will be made by reducing the purchase amount for Shares acquired pursuant to the Offer (i.e., Shares that have not been outstanding for at least 12 months of the original issue date will be repurchased at 98% of their net asset value).

The Transfer Agent must receive the completed Letter of Transmittal, signed by all account owners, including the Custodian (if applicable) by 5:00 P.M., Eastern Time, on October 29, 2024. For additional information please call (212) 778-8752.

Mail or deliver this Letter of Transmittal, or a facsimile, together with the certificate(s) representing your shares, to:

If delivering by hand, express mail, courier, or other expedited service: Equiniti Trust Company, LLC 55 Challenger Road Suite # 200 Ridgefield Park, New Jersey 07660 Attn: Reorganization Department	By mail: Equiniti Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 525 Ridgefield Park, New Jersey 07660

For assistance call (877) 248-6417 or (718) 921-8317

Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections

Ladies and Gentlemen:

The undersigned hereby tenders to Jefferies Credit Partners BDC Inc. (the “Company”), a Maryland corporation which is an externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a business development company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), the shares of common stock in the Company (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the offer to purchase, dated October 1, 2024 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. The Offer to Purchase and this Letter of Transmittal are subject to all the terms and conditions set out in the Offer to Purchase, including without limitation the absolute right of the Company to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Company the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Company will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements, or other obligations relating to this sale, and not subject to any adverse claim, when, and to the extent that, the Shares are purchased by the Company. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer to Purchase.

The undersigned recognizes that, under certain circumstances set out in the Offer to Purchase, the Company may not be required to purchase the Shares tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all of the undersigned’s Shares will be purchased.

Repurchases of Shares from stockholders of the Company (“Stockholders”) will be paid in cash. The payment of the purchase amount for the Shares tendered by the undersigned will be made by either check or wire transfer of funds, as elected below by the undersigned in PART 3 of this Letter of Transmittal. The undersigned hereby acknowledges that payments processed by wire transfer are subject to a wire handling fee of $125.00 that will be deducted from the proceeds owed for the undersigned’s tendered Shares.

All authority conferred, or agreed to be conferred, in this Letter of Transmittal will survive the death or incapacity of the undersigned, and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors, and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

LETTER OF TRANSMITTAL

PART 1. NAME, ADDRESS, AND OTHER CONTACT INFORMATION:

Name of Stockholder(s):

SSN/TIN:

Telephone Number:

Account Number:

PART 2. AMOUNT OF SHARES OF COMMON STOCK OF THE COMPANY BEING TENDERED:

☐	All of the undersigned’s Shares.

If less than all Shares being tendered, indicate the amount of the undersigned’s number of Shares being tendered:

☐	Shares ___________________

PART 3. PAYMENT:

Repurchases of Shares from Stockholders by the Company will be paid in cash. (IRA, retirement or custodial account proceeds will be sent to the Custodian.)

Please elect payment delivery method:

☐ Check to my Address of Record ☐ Wire to my Bank Account as instructed below

PART 4. BANK ACCOUNT WIRE INSTRUCTIONS (only complete if “Wire to my Bank Account as instructed below” is selected above; see following page for form):

PLEASE ALSO COMPLETE PART 5 OF THIS FORM

Wire Transfer of Shareholder Funds

To: EQ Shareowner Services

Please execute the delivery of the entitled funds as follows:

Bank Name
Bank ABA Number (U.S.) or BIC/SWIFT Code (Foreign)	Bank City & Country (Foreign)
Account Number (U.S.) or IBAN Number (Foreign) at Bank	For Further Credit Account Number at Bank (If Applicable)
Account Name at Bank – Exactly as is appears on bank statement and the shareholder account (Required)
For Further Credit Account Name at Bank (If Applicable)

For international wires be sure to include the International Routing Code (IRC) and International Bank Account Number (IBAN) for countries that require it. For international wires to Mexican banks be sure to include the CLABE account number in the beneficiary instructions to ensure correct payment. For international wires to India include the Indian Financial System Code (IFSC) and payment purpose. For wires going to Canada include the beneficiary’s physical address (not a PO Box) within the wire instructions. Sending international wires without the required information can cause the wire to be delayed, returned, or assessed additional fees.

Signature:	Signature:

Printed Name:	Printed Name:

Tel #:	Tel #:

Email:	Email:

This wire form is optional and a wire handling fee of $125.00 will be deducted from your proceeds. If you do not wish to receive your merger proceeds by wire, this form should not be completed and a check will be sent by first class mail to the address on your account.

If you execute the wire form and the information is incomplete, illegible or otherwise deficient, a check will be mailed for your proceeds. This form must be accompanied by a validly executed Letter of Transmittal.

All shareholders registered on the account must sign.

The signature(s) and the name on the receiving bank account must correspond in every particular, without alteration, with the name(s) as printed on your certificate(s) or registered on the book entry account. If acting in a special capacity (Executor, Administrator, Custodian, etc.), the capacity must be indicated.

Signature Guarantee: If the value of the wire payment exceeds USD $50,000.00, your Signature(s) must be medallion guaranteed by an eligible guarantor institution (Commercial Bank, Trust Company, Securities Broker/Dealer, Credit Union or Savings Association) participating in a Medallion program approved by the Securities Transfer Association Inc. The Medallion Guarantee Stamp used must cover the value of the transaction.

X level medallion stamp covers up to $2 Million Y level medallion stamp covers up to $5 Million Z level medallion stamp covers over $5 Million

593286 (Rev – 09/2023)	NOTE: A notarization by notary public is not acceptable.

PART 5. SIGNATURE(S):

Stockholder Signature

Signature of Investor, Trustee or Custodian	Date

Signature of Joint Investor, Trustee or Custodian (if applicable)	Date

Printed name(s) of Authorized Signer(s) (for verification purposes)

Printed name(s) of Authorized Signer(s) (for verification purposes)

Equiniti Trust Company, LLC

55 Challenger Road

Suite # 200

Ridgefield Park, New Jersey 07660

Attn: Reorganization Department

For additional information please call (212) 778-8752

The Transfer Agent must receive the completed Letter of Transmittal, signed by all account owners, including the Custodian (if applicable) by the deadline stated herein.